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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report, dated May 6, 1999, on the financial statements of Putzel Electrical Contractors, Inc. as of December 31, 1998 included in this Form 8-K/A, into Integrated Electrical Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449), previously filed Registration Statement on Amendment No. 2 to Form S-4 (File No. 333-75139) and on previously filed Post Effective Amendment
No. 5 to Form S-1 on Form S-4 (File No. 333-50031).



Davidson and Golden, P.C.
Nashville, Tennessee
May 28, 1999